FOR IMMEDIATE RELEASE

Contact: Nick Zangari	Media Contact: Tonya Abeln
(502) 394-1157	(502) 386-1742
Nick.Zangari@kyderby.com	Tonya.Abeln@kyderby.com
Churchill Downs Incorporated Announces Temporary
Suspension or Modification of Operations at Certain Properties
LOUISVILLE, KY., (March 16, 2020) – Churchill Downs Incorporated (“CDI”) (Nasdaq: CHDN) announced today the temporary suspension of operations at certain of its properties as a precautionary measure to COVID-19 and in cooperation with state and local authorities.
The following actions have been taken:
•Miami Valley Gaming in Lebanon, Ohio temporarily suspended operations effective March 14, 2020, while live racing without fans will continue at Miami Valley Raceway.
•Rivers Casino Des Plaines in Des Plaines, Illinois temporarily suspended operations starting March 15, 2020.
•Derby City Gaming in Louisville, Kentucky temporarily suspended operations at 11:59 p.m. ET on March 15, 2020.
•Churchill Downs Racetrack simulcast operations in Louisville, Kentucky temporarily suspended operations at 11:59 p.m. ET on March 15, 2020.
•Ocean Downs Casino in Berlin, Maryland temporarily suspended operations at 11:59 p.m. ET on March 15, 2020.
•Calder Casino in Miami Gardens, Florida temporarily suspended operations at 12:00 p.m. ET on March 16, 2020.
•Oxford Casino in Oxford, Maine temporarily suspended operations at 12:00 p.m. ET on March 16, 2020.
•Fair Grounds Slots in New Orleans, Louisiana temporarily suspended operations at 12:00 p.m. CT on March 16, 2020.
•Lady Luck Nemacolin in Farmington, Pennsylvania will temporarily suspend operations at 8:00 p.m. ET on March 16, 2020.
•Arlington Park’s network of off track betting facilities in Illinois will temporarily suspend operations by 8:00 p.m. CT on March 16, 2020.
•Fair Grounds’ network of off track betting and video poker facilities in and around New Orleans, Louisiana will temporarily suspend operations at 11:59 p.m. ET on March 16, 2020.
•Presque Isle Casino in Erie, Pennsylvania will temporarily suspend operations at 11:59 p.m. ET on March 16, 2020.
CDI previously announced that Turfway Park in Florence, Kentucky and Fair Grounds Race Course in New Orleans, Louisiana will run all remaining races in their respective race meets spectator-free.

“From the onset of these unprecedented circumstances surrounding the coronavirus pandemic, the team at Churchill Downs Incorporated has worked diligently to make the most responsible decisions based on the guidance provided by federal health experts and recommendations from state and local authorities in each of our jurisdictions,” said Bill Carstanjen, CEO of CDI.
“As the situation evolved rapidly, we made all necessary operational adjustments to provide the safest experience and environment for our guests and employees. The most recent developments have led us to make some very difficult, but we believe necessary, decisions.
We are committed to doing our part to protect the communities in which we operate to address this global pandemic. That commitment extends to our employees to whom we are monumentally grateful for their efforts on behalf of our company and our guests during these uncertain times. We will reopen these operations when authorities determine it is appropriate to do so and we look forward to that time.”
There have been no known cases of COVID-19 at any of these properties and all CDI properties have been and will continue to work closely and cooperatively with the state and local authorities in each state where we operate. CDI will continue to closely monitor the developments related to COVID-19.
About Churchill Downs Incorporated
Churchill Downs Incorporated is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine facility in Louisville, Kentucky. We also own and operate the largest online horse racing wagering platform in the U.S., TwinSpires.com, and we operate sports betting and iGaming through our BetAmerica platform in multiple states. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals and 200 table games in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this news release are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks and public health threats; including the ongoing impact of the novel coronavirus (COVID-19 virus); changes in the regulatory environment of our racing operations; increased competition in the horseracing business; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horseracing business; number of people wagering on live horse races; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.